THE CALVERT FUNDS
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 16, 2016
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking previous proxies, hereby appoints Andrew K. Niebler, Esq., Robert D. Benson, Esq. and Monique S. Pattillo, Esq., and each of them, separately, true and lawful attorneys with full power of substitution of each, and hereby authorizes them to represent and to vote all shares that the undersigned is entitled to vote at the Special Meeting of Shareholders of Calvert Impact Fund, Inc., Calvert Responsible Index Series, Inc., Calvert Social Investment Fund, Calvert World Values Fund, Inc., The Calvert Fund, Calvert Management Series, Calvert Variable Products, Inc., and Calvert Variable Series, Inc. (the “Calvert Funds”), to be held in the Tenth Floor Conference Room of Calvert Investments, Inc., Air Rights North Tower, 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814 on Friday, December 16, 2016, at 9:00 a.m. Eastern Time, and at any postponement or adjournment thereof (the “Meeting”) as indicated on the reverse side. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the Meeting and any adjournment or postponement thereof.

Receipt of the Notice of Special Meeting of Shareholders and Proxy Statement is hereby acknowledged. IF NO SPECIFICATIONS ARE MADE FOR THE PROPOSAL(S), THIS PROXY WILL BE VOTED FOR THE PROPOSAL(S) AT THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

IMPORTANT NOTICE
REGARDING THE AVAILABLITY OF PROXY MATERIALS
for the Special Meeting of Shareholders on December 16, 2016.
The Proxy Statement for this meeting is available at:
https://www.proxy-direct.com/cal-28297

VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours

VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions available 24 hours

Note: Please date and sign exactly as the name appears on this Proxy. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. Corporate and partnership proxies should be signed by an authorized person. If shares are held jointly, each shareholder must sign.

Signature(s) (Title(s), if applicable)

Date CAL_28297_110116

DO NOT TEAR

PORTFOLIO    PORTFOLIO    PORTFOLIO
Calvert VP EAFE International Index    Calvert VP Investment Grade Bond Index    Calvert VP Nasdaq 100 Index
Calvert VP Russell 2000 Small Cap Index    Calvert VP S&P 500 Index    Calvert VP S&P MidCap 400 Index
Calvert VP SRI Balanced    Calvert VP SRI Mid Cap    Calvert VP Volatility Managed Growth
Calvert VP Volatility Managed Moderate Growth    Calvert VP Volatility Managed Moderate

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The Board of Directors recommends that you vote FOR the following Proposal(s):

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:

1.Election of Board Nominees.

				FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
01. Richard L. Baird, Jr.	02. Alice Gresham Bullock	03. Cari Dominguez	04. Miles D. Harper III	☐	☐	☐
05. John G. Guffey, Jr.	06. Joy V. Jones	07. Anthony A. Williams	08. John H. Streur

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box “FOR ALL EXCEPT” and write the nominee’s number on the line provided below.

2.	Approval of a new investment advisory agreement with Calvert Research and Management.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Calvert VP EAFE International Index	☐	☐	☐	02 Calvert VP Investment Grade Bond Index	☐	☐	☐
03 Calvert VP Nasdaq 100 Index	☐	☐	☐	04 Calvert VP Russell 2000 Small Cap Index	☐	☐	☐
05 Calvert VP S&P 500 Index	☐	☐	☐	06 Calvert VP S&P MidCap 400 Index	☐	☐	☐
07 Calvert VP SRI Balanced	☐	☐	☐	08 Calvert VP SRI Mid Cap	☐	☐	☐
09 Calvert VP Volatility Managed Growth	☐	☐	☐	10 Calvert VP Volatility Managed Moderate Growth	☐	☐	☐
11 Calvert VP Volatility Managed Moderate	☐	☐	☐

3.    Approval of new investment sub-advisory agreements.

3A	Approval of new investment sub-advisory agreement with Atlanta Capital Management Company, LLC. Not Applicable

3B.    Approval of new investment sub-advisory agreement with Hermes Investment Management Limited.    Not Applicable

3C    Approval of new investment sub-advisory agreement with Ameritas Investment Partners, Inc.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Calvert VP Investment Grade Bond Index	☐	☐	☐	02 Calvert VP Nasdaq 100 Index	☐	☐	☐
03 Calvert VP Russell 2000 Small Cap Index	☐	☐	☐	04 Calvert VP S&P 500 Index	☐	☐	☐
05 Calvert VP S&P MidCap 400 Index	☐	☐	☐	06 Calvert VP Volatility Managed Growth	☐	☐	☐
07 Calvert VP Volatility Managed Moderate Growth	☐	☐	☐	08 Calvert VP Volatility Managed Moderate	☐	☐	☐

3D	Approval of new investment sub-advisory agreement with Milliman Financial Risk Management, LLC.

FOR AGAINST ABSTAIN    FOR AGAINST ABSTAIN

01 Calvert VP Volatility Managed Growth	☐ ☐ ☐ 02 Calvert VP Volatility Managed Moderate Growth ☐ ☐ ☐

03 Calvert VP Volatility Managed Moderate	☐ ☐ ☐

3E	Approval of new investment sub-advisory agreement with Eaton Vance Management (International) Limited. Not Applicable

4.	Approval of distribution plans pursuant to Rule 12b-1 under the Investment Company Act of 1940.

4A	Approval of Master Distribution Plan for Class A Shares. Not Applicable

4B	Approval of Master Distribution Plan for Class C Shares. Not Applicable

4C	Approval of Master Distribution Plan for Class R Shares. Not Applicable

4D	Approval of Master Distribution Plan for Class F Shares.

FOR AGAINST ABSTAIN    FOR AGAINST ABSTAIN

01 Calvert VP EAFE International Index - F	☐ ☐ ☐ 02 Calvert VP Investment Grade Bond Index - F ☐ ☐ ☐

03 Calvert VP Nasdaq 100 Index - F	☐ ☐ ☐ 04 Calvert VP Russell 2000 Small Cap Index - F ☐ ☐ ☐

05 Calvert VP S&P MidCap 400 Index - F	☐ ☐ ☐ 06 Calvert VP SRI Balanced - F ☐ ☐ ☐

07 Calvert VP Volatility Managed Growth - F	☐ ☐ ☐ 08 Calvert VP Volatility Managed Moderate Growth - F ☐ ☐ ☐

09 Calvert VP Volatility Managed Moderate - F	☐ ☐ ☐

5.	Approval of amendment to the declaration of trust, which grants the Board the authority to amend, in limited circumstances, the declaration of trust without shareholder approval.

5A	Approval of Amendment to Calvert Management Series’ Declaration of Trust. Not Applicable

5B    Approval of Amendment to The Calvert Fund’s Declaration of Trust.        Not Applicable

5C    Approval of Amendment to Calvert Social Investment Fund’s Declaration of Trust.    Not Applicable

6.    Approval of Investments in the Calvert Foundation.

6A	Reaffirmation and approval of your Fund’s ability to invest in notes issued by Calvert Social Investment Foundation.

FOR AGAINST ABSTAIN    FOR AGAINST ABSTAIN

01 Calvert VP SRI Balanced	☐ ☐ ☐ 02 Calvert VP SRI Mid Cap ☐ ☐ ☐

6B	Approval of your Fund’s reliance on a potential future exemptive order that may be granted by the SEC to New Calvert regarding Fund investments in notes issued by Calvert Social Investment Foundation.

FOR AGAINST ABSTAIN    FOR AGAINST ABSTAIN

01 Calvert VP SRI Balanced	☐ ☐ ☐ 02 Calvert VP SRI Mid Cap ☐ ☐ ☐

7.    To consider and act upon any other business that may properly come before the Meeting and any adjournment or postponement thereof.

IMPORTANT: PLEASE SIGN AND DATE BEFORE MAILING.
CAL_28297_110116